Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Soligenix, Inc. and subsidiaries on Form S-3 (Nos. 333-162375 and 333-167792) and Form S-8 (Nos, 333-157322, 333-149239, 333-162375, and 333-167792) of our report dated February 25, 2013, on our audits of the consolidated financial statements as of December 31, 2012 and 2011 and for each of the years in the two-year period ended December 31, 2012, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

Jenkintown, Pennsylvania
February 25, 2013